Exhibit 10.13

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CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SUPPLY AGREEMENT

THIS SUPPLY AGREEMENT (the “Agreement”), is made and entered into effective as of this 29th day of September, 2004, by and among Dr. Reddy’s Laboratories, Inc., a New Jersey corporation having its principal place of business at 200 Somerset Corporate Boulevard, 7th Floor., Bridgewater, New Jersey 08807 and Dr. Reddy’s Laboratories Limited, a corporation organized under the laws of India, having its principal place of business at 7-1-27 Ameerpet, Hyderabad - 500 016, India (collectively “Reddy”, and Aradigm Corporation, a California corporation having its principal place of business at 3929 Point Eden Way, Hayward, CA 94545 (“Aradigm”).

W I T N E S S E T H:

WHEREAS, Reddy is engaged in the business of manufacturing and supplying various bulk drug substances to pharmaceutical companies; and

WHEREAS, Aradigm is engaged in, among other things, the preparation, manufacture, distribution and sale of drug products; and

WHEREAS, Aradigm desires to purchase the drug substance identified in Schedule 1 annexed hereto, as such Schedule may be amended or supplemented from time to time, from Reddy, and Reddy is willing to manufacture and sell the drug substance to Aradigm, upon the terms and conditions set forth herein.

NOW, THEREFORE, the parties hereto agree as follows:

1.             Definitions.  As used in this Agreement, the following definitions shall apply:

“Affiliate” means any entity controlling, controlled by or under the common control of Aradigm or Reddy, as the case may be.  For the purpose of this Agreement, “control” shall mean the direct or indirect ownership of at least fifty (50%) percent of the outstanding voting shares or other voting rights of the subject entity, or the ability, directly or indirectly, to direct or cause the direction of management and policies of such entity.

“ANDA” means any abbreviated new drug application required to manufacture, market and sell finished dosage forms of the Drag Product (as defined below) in the United States and its territories and possessions filed by or on behalf of Aradigm’s Designated Manufacturer with the FDA pursuant to 21 U.S.C. 355(j), and any amendments thereto which may be filed by Aradigm’s or its Designated Manufacturer from time to time, and any foreign equivalent of such application.

“cGMP” means current Good Manufacturing Practices, as established by the FDA or its foreign equivalent.

“Commercial Sale Date” means the date of the first commercial sale by Aradigm or its Affiliate of a Drug Product.

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“Designated Manufacturer” means a manufacturer of the Drug Product who is an Affiliate of Aradigm or with whom Aradigm has entered into a manufacturing agreement, as set forth on Exhibit A, as the same shall be supplemented by Aradigm from time to time.

“DMF” means the open and closed portions of the Drug Master File required to manufacture, market and sell Drug Substance in bulk form in the United States, filed with the FDA and to be maintained by Reddy with the FDA.

“Drug Produce” means any pharmaceutical product suitable for human use that contains Drug Substance.

“Drug Substance” means the drug substance identified in Schedule 1 annexed hereto, supplied in bulk form meeting the Specifications.  It is understood that such drug substance shall only be used by Aradigm in connection with research and development or commercialization of the Drug Product(s) identified in Schedule 1 in the Territory.

“FDA” means the United States Food and Drug Administration.

“Regulatory Approval” means the procurement of the registrations, permits and approvals required by applicable government authorities for the manufacture, importation into, marketing, sale and distribution of the Drug Substance or the Drug Product in the Territory, including, without limitation, the DMF and the ANDA.

“Specifications” means the specifications set forth in the applicable United States Pharmacopoeia monograph (should such a monograph be published), the applicable European Pharmacopoeia monograph (should such monograph be published), the DMF, the specifications set forth in this Agreement, including without limitation, those set forth on Exhibit B hereto which Exhibit B shall be supplemented from time to time as additional Drug Substances are added to this Agreement and as mutually agreed upon by the parties hereto.

“Term” shall have the meaning set forth in Section 3 below.

“Territory” means the United States, its commonwealths and possessions, Canada, EU and any other countries that the parties mutually agree shall be included in this Agreement.

2.             Purchase and Side of Drug Substance.

(a)           Reddy agrees to sell to Aradigm not less than fifty percent (50%) of Aradigm’s quarterly requirements for the Drug Substance in the Territory, and Aradigm agrees to purchase, on a non-exclusive basis from Reddy, not less than fifty percent (50%) of Aradigm’s quarterly requirements for the Drug Substance in the Territory during the Term and upon the terms and conditions set forth herein.

(b)           Notwithstanding any other provision of this Agreement, if Reddy is unable (or anticipates an inability) to manufacture or deliver any Drug Substance to Aradigm in a particular Territory, Reddy shall promptly notify Aradigm in writing of the period for which such inability (or anticipated inability) to so manufacture or deliver is expected.  If Reddy is unable to meet, or does not meet, on a timely basis (according to Aradigm’s scheduled delivery

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dates for ordered Drug Substance) Aradigm’s forecasted requirements for, or ordered (subject to the terms of Section 5 below) amounts of the Drug Substance, anywhere in the Territory, then Aradigm’s obligation to purchase the Drug Substance from Reddy in accordance with Section 2(a) above shall automatically be suspended and Aradigm may purchase such additional needed Drug Substance from a third party for sale in such Territory; provided, that if Reddy has an inventory of such Drug Substance that it is ready, willing and able to deliver to Aradigm, Reddy shall use commercially reasonable efforts to supply the backlog of Drug Substance from such remaining inventory as soon as possible.  If at any time thereafter Reddy demonstrates to Aradigm’s reasonable satisfaction that Reddy is able to manufacture and deliver the Drug Substance to Aradigm in amounts sufficient to meet all of Aradigm’s requirements on a timely basis, then, subject to Aradigm’s contractual commitments with third parties (which Aradigm shall use commercially reasonable efforts to limit such contractual commitments to the quantity of the Drug Substance that Aradigm reasonably determines that Reddy will be unable to supply to Aradigm), Aradigm’s obligation to purchase the Drug Substance from Reddy as stated in Section 2(a) above shall resume.  If Reddy’s inability to manufacture or deliver on a timely basis sufficient amounts of the Drug Substance to cover all of Aradigm’s orders under this Section 2 continues for a period of [***] or more, or is repeated more that [***] ([***]) times in any [***] ([***]) month period, Aradigm may terminate this Agreement by notice in writing to Reddy.

3.             Term.

(a)           Subject to Section 3(b) and Section 15 hereof, the term of this Agreement (the “Term”) shall commence on the signing date hereof, and shall for a period of ten (10) years following the Commercial Sale Date of a Drug Product in any country in the Territory.

(b)           The Term may be extended by Aradigm for successive one (1) year periods by written notice from Aradigm to Reddy provided at least six (6) months before the expiration of the then current term, unless Reddy gives written notice to Aradigm within thirty (30) days after receipt of such Aradigm extension notice that Reddy does not wish to extend the term of the Agreement.

4.             Prices and Payments.

(a)           The price for the Drug Substance supplied by Reddy to Aradigm pursuant to this Agreement for commercial purposes shall be as set forth in Schedule 2 annexed hereto, which Schedule may be amended or supplemented by written agreement of the parties from time to time.  In addition, Aradigm shall pay for all costs related to shipping, insurance, bacterial endotoxin, microbial, and particulate matter tests and any additional tests Reddy may have to conduct to provide injectable grade Drug Substance to Aradigm.

(b)           Aradigm shall pay Reddy for the Drug Substance delivered hereunder within [***] ([***]) days of the date of Reddy’s invoice for the Drug Substance.  All payments shall be made by Aradigm to Reddy in United States dollars for the Drug Substance delivered to Aradigm.

***Certain information on this page has been omitted and filed separately with the Commission.  Confidential treatment has been requested with respect to the omitted portions.

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5.             Quantity.  During the Term, Reddy shall make available to Aradigm for purchase hereunder such quantities of the Drug Substance as Aradigm may from time to time order; provided, however, that in the event that Aradigm places orders at any time for more than [***]percent ([***]%) of the requirements stated in the forecast to be delivered by Aradigm to Reddy pursuant to Section 6 below, Reddy shall only be obligated to use commercially reasonable efforts to fill the amounts of such orders in excess of such one hundred fifty percent (150%) amount.

6.             Forecasts.

(a)           During the Term of this Agreement, Aradigm shall provide Reddy with a [***] ([***]) month written forecast, which shall be updated no less frequently than every [***] on a rolling [***] basis, of Aradigm’s monthly anticipated requirements of the Drug Substance over the next [***] ([***]) months from the date of the forecast.  The first [***] ([***]) months of each such forecast shall represent a binding commitment to submit during such [***] ([***]) month period firm orders for the Drug Substance in the amounts set forth in such forecast, and the quantities indicated for the remaining [***] ([***]) months of such forecast shall be made to assist Reddy in planning its production and Aradigm in planning its sales, and shall be non-binding.  The minimum order quantity in a single purchase order for any quarterly forecast period shall be [***] ([***]) kilograms.

(b)           Reddy shall deliver the Drug Substance to Aradigm within [***] ([***]) days after receipt of Aradigm’s firm purchase order unless Aradigm specifies a later date in such order.  Reddy shall use commercially reasonable efforts to deliver Drug Substance in a shorter time if reasonably requested by Aradigm.  The failure to deliver the Drug Substance in a shorter time period shall not constitute a default under this Agreement.

7.             Shipments.  The Drug Substance shall be shipped FOB, Hyderabad, India (INCOTERMS 2000) and the supply price shall not be inclusive of the costs of shipment and insurance.

8.             Representations and Warranties.  Each of Reddy and Aradigm represents and warrants to the other as follows:

(a)           It has full corporate power and authority to enter into this Agreement and consummate the transactions contemplated hereby.

(b)           It has or will have such permits, licenses and authorizations of governmental or regulatory authorities as are necessary to own its respective properties, conduct its business and consummate the transactions contemplated hereby.

9.             Quality; Manufacturing Practices.

(a)           Reddy hereby represents and warrants that all Drag Substance supplied by Reddy to Aradigm shall meet the Specifications and shall be free from adulteration or defects.  Any disputes between the parties regarding the failure of the Drug Substance supplied by Reddy

***Certain information on this page has been omitted and filed separately with the Commission.  Confidential treatment has been requested with respect to the omitted portions.

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to Aradigm pursuant to this Agreement to meet the Specifications shall be submitted to a mutually agreed upon independent laboratory.  Aradigm shall initially bear the costs of such independent laboratory.  The findings of the independent laboratory shall be binding upon both parties.  The party against whose favor the independent laboratory resolves the dispute shall be responsible for the costs of the independent laboratory, and if such party is Reddy, Reddy shall promptly reimburse Aradigm for any costs advanced to the independent laboratory.

(b)           Reddy shall manufacture the Drug Substance in compliance with cGMP standards as the same are or from time to time shall be established by applicable statute and regulations of the FDA or its foreign equivalent (as applicable), and in accordance with this Agreement and a mutually agreed upon Quality Agreement.

(c)           Reddy shall retain such samples of the Drug Substance as are required and specified by Reddy’s standard operating procedures to comply with the general retention requirements as set forth in cGMP regulations, and shall perform stability testing as described and required to conform with the Drug Substance’s stability protocol.

(d)           In the event of a product recall that is determined to be caused by the deficiency or non-compliance of the Drug Substance as API (e.g., failure to comply with the Specifications or cGMP or existence of a latent defect), Reddy shall promptly replace the same amount of the Drug Substance as being recalled free of any charge, including without limitation the cost of transport.

10.          Regulatory Approvals.

(a)           Reddy shall maintain compliance with the FDA or its foreign equivalents, as applicable, with respect to the Drug Substance that it provides to Aradigm.

(b)           Reddy shall provide Aradigm with the open sections of the DMF and basic technical files, working standards, impurity standards, if available, and other information pertaining to the Drug Substance that are necessary or useful for Aradigm to file an ANDA for any Thug Product in the United States or its foreign equivalents.

(c)           Reddy shall obtain and maintain all necessary or relevant licenses, approvals and certifications and other authorizations necessary to maintain and operate its Drug Substance production site.

(d)           Reddy shall successfully pass an FDA Pre-approval Inspection (PM) if such PAI is required for approval of Aradigm’s ANDA for delivery of the Drug Substance via Aradigm’s drug delivery system.

(e)           Reddy shall provide Aradigm with prompt notice of its receipt of any FDA notices (including 483 notices) of violation or deficiency letters relating solely to Aradigm’s application and file with respect to the Drug Substance, or equivalent foreign notices or letters.  Reddy shall deliver to Aradigm, as soon as commercially reasonable following receipt, copies of all reports, data, information and correspondence from the FDA, any state or local authorities, or their foreign equivalents with respect to Aradigm’s application and file as it relates to the Drug Substance.  Reddy shall deliver to Aradigm copies of any written response, information, data or

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correspondence delivered by Reddy to the FDA, any state or local authorities, or their foreign equivalents with respect to the Drug Substance and Aradigm’s application and file associated therewith.  Reddy shall use commercially reasonable efforts to cooperate with Aradigm in connection with any response required by Aradigm to any inquiry from the FDA, any state or local authorities, or their foreign equivalents with respect to the Drug Substance and Aradigm’s application and file associated therewith.

11.          Audit Right.

(a)           Reddy shall have the right at any time and from time to time to nominate a firm of independent certified public accountants to have access to the applicable records of Aradigm during reasonable business hours solely for the purpose of verifying, at the auditing party’s expense, that Aradigm has purchased, during the applicable period subject of the audit, not less than fifty percent (50%) of Aradigm’s requirements for the Drug Substance as set forth in Section 2 above.  Such audit shall not cover any time periods more than [***] ([***]) years prior to the date of the audit, and may not be conducted more than [***] per year.  In the event that the auditing accountant finds that Aradigm has been purchasing less than fifty percent (50%) of Aradigm’s requirements for the Drug Substance as set forth in Section 2 above, Aradigm shall (a) pay the cost of that audit (within [***] ([***]) days of its receipt of notice of the results of the audit), (b) be subject (if so elected by Reddy) to [***] audits for the following [***] ([***]) years, and (c) [***] pay to Reddy the difference between the amount of its actual purchases and the aggregate purchase price for the amount of the Drug Substance representing such fifty percent (50%) of its requirements, together with interest at [***] percent ([***]%) per annum on such difference for the period of time that Aradigm did not purchase fifty percent (50%) of its requirements.

(b)           Reddy shall keep complete records for its manufacture of Drug Substance that is provided to Aradigm for at least [***] ([***]) years from the date such records are generated.  Aradigm shall have the right to audit such records at least [***] a year by giving Reddy [***] ([***]) days prior written notice.  Reddy shall permit any regulatory authority to inspect the Production site as permitted or required by applicable laws and regulation.

12.          Review of Process.  Aradigm shall have the right, upon written notice to Reddy and following execution and delivery of a Common Interest, Non-Waiver of Privilege and Confidentiality Agreement, to review, from time to time, through independent United States patent counsel for each party, Reddy’s process for the manufacture of the bulk form of the Drug Substance to ensure that such process does not infringe the valid rights of any third parties.

13.          Confidentiality.

(a)           Any information pertaining to the Drug Substance that has been or will be communicated by Reddy to Aradigm and/or the Designated Manufacturer under this Agreement and identified as “confidential,” and any information communicated by Aradigm and/or the Designated Manufacturer to Reddy under this Agreement and identified as “confidential,” which may include without limitation, trade secrets, business methods and plans, pricing, cost,

***Certain information on this page has been omitted and filed separately with the Commission.  Confidential treatment has been requested with respect to the omitted portions.

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manufacturing and customer information, shall be referred to herein as the “Confidential Information” of the disclosing party.  All such Confidential Information received by Aradigm, the Designated Manufacturer or Reddy, respectively, shall be treated by the receiving party, and its respective affiliates, officers, directors, employees, agents and representatives, as Confidential Information and shall not be disclosed to any third parties or used for any purpose other than as contemplated under this Agreement; provided, however, that particular Confidential Information shall not be subject to the restrictions and prohibitions set forth in this section to the extent that the receiving party can demonstrate that such information:

(i)            is available to the public in public literature or otherwise, or after disclosure by one party to the other becomes public knowledge through no default of the party receiving such confidential information;

(ii)           was known to the receiving party prior to the receipt of such Confidential Information by such party, whether received before or after the date of this Agreement;

(iii)          is obtained by the receiving party from a source other than the party supplying such Confidential Information; or

(iv)          is developed independently by the receiving party without reference to any Confidential Information disclosed to it.

Notwithstanding the foregoing, a party may disclose the other party’s Confidential Information to the extent such disclosure is required pursuant to any order of a court having jurisdiction or any lawful action of a governmental or regulatory agency; provided that such party will promptly give notice to the disclosing party and make a reasonable effort to obtain, or cooperate in the disclosing party’s efforts to obtain, a protective order or confidential treatment covering such Confidential Information and limiting its disclosure and use solely for the purposes for which the order, law or regulation require disclosure.

(b)           Each party shall take all precautions as it normally takes with its own confidential information to prevent any improper disclosure of such confidential information to any independent third party; provided, however, that such confidential information may be disclosed within the limits required to obtain any authorization from the FDA or any other United States or other applicable governmental or regulatory agency or, with the prior written consent of the other party, which shall not be unreasonably withheld, as may otherwise be required in connection with the purpose of this Agreement.

(c)           Each party acknowledges that in the event of a breach of the provisions of this Section by such party, remedies that exist at law may be inadequate for the non-breaching, party and agrees that, in addition to any remedy available at law, the non-breaching party shall be entitled to seek injunctive relief to prevent the breach or threatened breach of any of the provisions of this Agreement.

(d)           Aradigm shall require any Designated Manufacturer who shall receive Confidential Information from Reddy to agree to be bound by the provisions of this Section.

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(e)           This Section 13 and the obligations contained herein shall survive expiration or termination of this Agreement for any reason whatsoever for a period of three (3) years.

14.          Indemnification.

(a)           Reddy shall defend, indemnify and hold Aradigm, the Designated Manufacturer and their respective Affiliates, officers, directors, employees, agents, successors and assigns harmless from and against any and all loss, liability, damage, cost or expense (including, without limitation, reasonable attorneys’ fees) (collectively, “Losses”) arising out of any third party claim, allegation, action, suit, or proceeding directly or indirectly arising from or related to any breach of Reddy’s representations, warranties or covenants under the Agreement; provided, however, that Reddy shall not be required to indemnify Aradigm with respect to any such Losses directly or indirectly arising from or related to (i) any claim by any third party that the manufacture and sale of the Drug Substance or Drug Product infringes any patent held by such third party, (ii) Aradigm’s breach of its obligations, representations, warranties or covenants hereunder, (iii) from information supplied by Aradigm or contained in regulatory filings by Aradigm, or (iv) Aradigm’s negligence.

(b)           Aradigm shall defend, indemnify and hold Reddy harmless from and against any Losses arising out of any third party claim, allegation, action, suit, or proceeding directly or indirectly arising from or related to Aradigm’s manufacture, storage, use or sale of any Drug Product incorporating the Drug Substance manufactured by Reddy; provided that the foregoing obligation shall not apply with respect to Losses relating to or any such claim, action, suit, proceeding, loss, liability, damage or expense that is arising from or related to any breach of Reddy’s obligations, representations, warranties or covenants under the Agreement or Reddy’s negligence.

(c)           This Section 14 and the obligations contained herein shall survive expiration or termination of this Agreement for any reason whatsoever, to the extent such obligations arise during the Term of this Agreement.

15.          Termination.

(a)           The Term of this Agreement may be terminated as to the Drug Substance in a particular country in the Territory immediately upon written notice of termination given by;

(i)            The non-defaulting party in the event that the other party shall; (A) commit a material breach or default under this Agreement, which breach or default shall not be remedied within sixty (60) days after the receipt of written notice thereof by the party in breach or default;

(ii)           Either Reddy or Aradigm if the other party becomes insolvent, makes or has made an assignment for the benefit of creditors, is the subject of proceedings in voluntary or involuntary bankruptcy instituted on behalf of or against such party (except for involuntary bankruptcies which are dismissed within ninety (90) days), or has a receiver or trustee appointed for substantially all of its property; or

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(iii)          The performing party in the event described in Section 16.

(b)           In the event that Aradigm is negotiating an agreement with a third party to commercialize such third party’s formulation of Drug Substance, and such agreement would preclude sourcing of Drug Substance from a party other than such third party, Aradigm may terminate this Agreement by providing Reddy with sixty (60) days’ advance written notice of such termination and by fulfilling Aradigm’s payment obligations related to all open purchase orders of Drug Substance that were placed with Reddy prior to the date that Reddy received such notice of termination.

(c)           Termination of this Agreement (whether under this Section 15, on expiration of the Term or otherwise) shall be without prejudice to any rights of either party against the other that may have accrued up to the effective date of such termination.

16.          Force Majeure.  If any of Reddy, Aradigm and the Designated Manufacturer shall be prevented by fire, strike, lockouts, war, civil disturbances, acts of God or other similar events beyond such party’s reasonable control from performing its respective obligations hereunder, such party shall not be liable to the other for damages pursuant to this Agreement for so long as the condition constituting Force Majeure continues and the nonperforming Party uses reasonable efforts to remove the condition.  The party being able to perform may, at its sole option, extend the duration of this Agreement by a term equal in length to the period during which the other party was unable to perform its obligations hereunder, or waive such obligations.  Notwithstanding the foregoing, if any Force Majeure continues for more than three (3) consecutive months, the performing party shall have the option to terminate this Agreement pursuant to Section 15(a)(iii).

17.          Retention of Records.  Whenever applicable under cGMP, all documentation, records, raw data, and specimens pertaining to this Agreement will be held by each party for the length of time specified in such party’s standard operating procedure which meets cGMP guidelines.

18.          Insurance.  Aradigm and Reddy each agree to maintain in force, commencing on the Commercial Sale Date and continuing for a period of [***] ([***]) months following expiration or termination of this Agreement for any reason, product liability insurance coverage of not less than $[***] per occurrence and in the aggregate, naming the other party and its Affiliates as additional insureds.

19.          Independent Contractors.  Reddy and Aradigm are independent of each other and nothing contained herein shall be construed to create a joint venture, partnership or similar relationship.  Neither party is authorized to, nor shall it, incur any liability whatsoever for which the other may become directly, indirectly or contingently liable.

20.          Dispute Resolution; Consent to Jurisdiction.  In an effort to resolve informally and amicably any claim, controversy or dispute (whether such claim, sounds in contract, tort, or otherwise) arising out of or relating to this Agreement or the breach thereof (a “Dispute”), each

***Certain information on this page has been omitted and filed separately with the Commission.  Confidential treatment has been requested with respect to the omitted portions.

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party shall notify the other in writing of a Dispute hereunder that requires resolution.  Such notice shall set forth the nature of the Dispute, the amount, if any, involved and the remedy sought.  Each party shall designate a representative who shall be empowered to investigate, discuss and seek to settle the Dispute.  If the two representatives are unable to settle the Dispute within thirty (30) days after proper notification, the Dispute shall be submitted to the President of each party for consideration for an additional thirty (30) days.  If the Dispute remains unresolved after said sixty (60) day period, either party shall have a right to commence any action, suit or proceeding with respect to such Dispute in the state or federal courts located in the State of New York.  Aradigm and Reddy each irrevocably consent that any legal action or proceeding against it may be brought in the state or federal courts located in the State of New York, and Aradigm and Reddy each submit to the personal jurisdiction of any such courts.  Aradigm and Reddy each further irrevocably consent to the service of any complaint, summons, notice or other process by delivery thereof to it by any manner in which notices may be given pursuant to this Agreement and .Aradigm and Reddy each submit to the personal jurisdiction of such court.  Aradigm and Reddy each further irrevocably consent to the service of any complaint, summons, notice or other process by delivery thereof to it by any manner in which notices may be given pursuant to this Agreement.

21.          Assignment.  This Agreement shall inure to the benefit of, and shall be binding upon each of, the parties hereto and their respective successors and assigns.  This Agreement cannot be assigned in whole or in part by either party without the prior written consent of the other party, except that a party may, without the prior written consent of the other party, assign this Agreement, in whole, to an Affiliate, provided that, Aradigm may not assign, without Reddy’s written consent, the Agreement to any third party successor in interest acquiring all or substantially all of the assets of Aradigm, through merger, acquisition or other transactions.

22.          Notices.  Any and all notices given pursuant to this Agreement shall be in writing, and shall be deemed to have been properly given when delivered personally or sent by facsimile or air courier with respect, confirmed by registered air mail, to the appropriate party at the address shown below, or such other address as shall be specified by the parties hereto by written notice given in accordance with this section and shall be effective upon receipt thereof.  Any notice shall be effective upon receipt, which shall be deemed to occur one (1) business day after the sending of the facsimile, four (4) business days after the sending by air courier, and seven (7) calendar days after the delivery of a confirmation letter to the postal authorities in the country of the party by which it is sent.

If to Aradigm to:	Aradigm Corporation
3929 Point Eden Way
Hayward, CA 94545
Attn:
Fax:

If to Reddy to:	Dr. Reddy’s Laboratories, Inc.
200 Somerset Corporate Blvd.
Bridgewater, New Jersey 08807
Attn: Arun Sawhney, President, Global API
Fax: 91-40-23558927

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And with a copy to:	Dr. Reddy’s Laboratories, Inc.
200 Somerset Corporate Blvd.
Bridgewater, New Jersey 08807
Attn: General Counsel
Fax: 908-203-4970

23.          Amendment and Waiver.  This Agreement (including the Exhibits and Schedules hereto) may be amended, modified, superseded or canceled, and any other of the terms or conditions hereof may be modified, only by a written instrument executed by all of the parties hereto or, in the case of a waiver, by the party waiving compliance.  Failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same, and no waiver of any nature, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or considered as a further or continuing waiver of any other provision of this Agreement.

24.          Severability.  In the event that any one or more of the agreements, Provisions or terms contained herein shall be declared invalid, illegal or unenforceable in any respect, the validity of the remaining agreements, provisions of terms contained herein shall in no way be affected, prejudiced or invalidated thereby.

25.          Public Announcements.  Reddy and Aradigm agree that neitherwill publicize or disclose the existence of this Agreement or the subject matter hereof in any way without the prior written consent of the other party, except as may be required to comply with the disclosure requirements of applicable laws and regulations.  The parties agree that in the event disclosure of the existence of this Agreement and/or any of the terms hereof or the subject matter hereof is required by either party by law or regulation, such party will seek the consent of the other party to make such disclosure, which consent shall not be unreasonably withheld or delayed; provided, however, that any such disclosure shall be limited to the minimum disclosure required.

26.          Entire Agreement.  This Agreement, together with the Exhibits and Schedules hereto, contains the entire agreement between the parties hereto and supersedes any agreements between Reddy and Aradigm with respect to the subject matter hereof.

27.          Section Headings.  The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

28.          Counterparts.  This Agreement may be executed in any number of separate counterparts, each of which shall be deemed to be an original, but which together shall constitute one and the same instrument.  Facsimile signatures shall be considered original signatures.

29.          Representations, Warranties, and Limitation of Liability.  Neither Reddy nor Aradigm makes any indemnity, representation, or warranty, either express or implied, with respect to the Drug Substance, except for indemnities, representations, and warranties expressly set forth in this Agreement.  In no event shall either party be liable to the other party under this Agreement for punitive, exemplary, consequential, or special damages including, without

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limitation, damages related to lost good will, lost customers, or lost profits, beyond those damages expressly provided herein, including without limitation as provided in Section 13(c).

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

DR. REDDY’S LABORATORIES, INC.

By:	/s/
Name: Viswanatha R. Bonthu
Title: Senior Vice President, Finance and
Information Technology Services

DR. REDDY’S LABORATORIES LIMITED

By:	/s/
Name: Arun Sawhney
Title: President, Global API

ARADIGM CORPORATION

By:	/s/
Name: Borba Venkatadri
Title: Sr. V.P. Operations

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Exhibit A

Designated Manufacturer

Kingfisher Drive, Covingham, Swindon, Wiltshire, SN3 5BZ

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Exhibit B

Specifications

[***]

***Certain information on this page has been omitted and filed separately with the Commission.  Confidential treatment has been requested with respect to the omitted portions.

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Schedule 1

Drug Substance

Drug Substances:	To be used to manufacture the following Drug Products:

Sumatriptan Succinate	[***], Injectable, [***] mg

***Certain information on this page has been omitted and filed separately with the Commission.  Confidential treatment has been requested with respect to the omitted portions.

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Schedule 2

Price For Drug Substance

Drug Substance	Price

Sumatriptan Succinate	$[***] per kilogram plus the costs of [***]

***Certain information on this page has been omitted and filed separately with the Commission.  Confidential treatment has been requested with respect to the omitted portions.